Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-97783, No. 333-72128, No. 333-61136, and No. 333-32684), Registration Statements on Form S-8 (No. 333-158860, No. 333-150527, No. 333-135047, No. 333-106238, No. 333-90768, No. 333-80807, No. 333-56212, No. 333-32223, No. 333-11883, No. 33-35549 and No. 33-72502), Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925, of our reports dated February 24, 2010 relating to the consolidated financial statements and financial statement schedule of Thoratec Corporation and the effectiveness of Thoratec Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended January 2, 2010.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
February 24, 2010